imb
                                                              Indymac


                  REG AB 1123 Statement of Compliance


I am an authorized officer for IndyMac Bank, F.S.B, the servicer for the transactions listed on the attached schedule and I certify:

a) A review of IndyMac Bank's activities during the reporting period and of its performance under the applicable servicing agreement has been made under my supervision.
b) To the best of my knowledge, based on such review, except as set forth below IndyMac Bank has fulfilled all of its obligations under the agreement in all material respects throughout the reporting period.
c) None

                                    By: /s/ Robert M. Abramian
                                    ----------------------------
                                        Robert M. Abramian
                                        First Vice President
                                        Home Loans Servicing
                                        Investor Reporting
                                        Indymac Bank
                                    By: /s/ Bart Vincent
                                    ----------------------------
                                        Bart Vincent
                                        First Vice President
                                        HLS-Finance
                                        Financial
                                        Indymac Bank

Prepared for:    Aurora Loan Services
Date:            February 28, 2007
Ref:             EXHIBIT A

                                                www.indymacbank.com

   7700 W. Parmer Lane, Bldg D, Austin, TX 78729    Tel:









                               EXHIBIT A

137   LXS 2006-12N LB 7/27/06
139   LXS 2006-11 7/27/06
140   LMT 2006-4 7/28/06
187   ITF SARM 2006-8 (LB) 8/31/06
188   LXS 2006-14N (LB) 8/31/06
193   ITF LXS 2006-13 8/31/06
234   ITF SARM 2006-4 04/28/06
238   LXS 2006-7 04/28/06
276   ITF LXS 2006-8 05/31/06
286   ITF LXS 2006-1 ON (6-30-06)
294   LMT 2006-5 8-31-06
374   ITF LXS 2006-16N 092906
377   ITF LXS 2006-15 092906
433   LMT 2006-6 09/29/06
441   ITF LXS 2006-17 10/30/06
443   LMT 2006-7 10/30/06
447   LXS 2006-18N 11/29/2006
448   LXS 2006-19 11/29/2006
449   LMT 2006-8 11/29/2006
903   ITF LXS 2006-2N 1/31/06
4108  LMT 2006-9 12/29/06
4109  LXS 2006-20 12/29/06